UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2008

 Global Peopleline Telecom Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26559	330-751560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification)

407-1270 Robson Street,
Vancouver, B.C., Canada V6E 3Z6

(Address of principal executive offices, including zip code)

(604) 632-9638

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 20th, 2008, we engaged Moore & Associates, an independent public accounting firm registered with the Public Company Accounting Oversight Board, as our principal auditor with the approval of our company's board of directors. Accordingly, we dismissed Michael T. Studer CPA P.C. ("Michael"), as our independent registered public accounting firm.

The report of Michael on the financial statements of the Company as of December 31, 2006 and for the year then ended contained a disclaimer of opinion relating to a scope limitation and an explanatory paragraph relating to a going concern uncertainty.

During the year ended December 31, 2006 through the date of his dismissal, there were no disagreements with Michael on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael, would have caused Michael to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

The Company has requested and received from Michael a letter, dated November 26 2008, addressed to the Securities and Exchange Commission stating that Michael agrees with the above statements. A copy of the consent letter is attached herewith as Exhibit 16. In connection with this change, the letter from SEC and response from Edward Gallagher, CEO of the company are also attached.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16 99.1.1 99.1.2 99.2
Letter dated November 26, 2008 from Michael to the Securities and Exchange Commission.

Letter dated November 25, 2008 from SEC to Global Peopleline Telecom Inc. Part I

Letter dated November 25, 2008 from SEC to Global Peopleline Telecom Inc. Part II

Response from Edward Gallagher to SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Peopleline Telecom Inc.
Date: December 9, 2008	By:	/s/ XiaoQing Du
XiaoQing Du
President